Exhibit 23.1

Child, Van Wagoner & Bradshaw, PLLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-8  Registration Statement   of Infrared Systems International (the “Company”), of  our report dated December 16, 2009 contained in Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed on or about December 18, 2009.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Certified Public Accountants

Salt Lake City, Utah

July 7, 2010

5296 So. Commerce Dr., Suite 300 • Salt Lake City, Utah 84107-5370
Telephone: (801) 281-4700 • Facsimile: (801) 281-4701
Members:
American Institute of Certified Public Accountants • Utah Association of Certified Public Accountants